Exhibit 10.14

THE RYLAND GROUP, INC.
EXECUTIVE AND DIRECTOR
DEFERRED COMPENSATION PLAN II

Effective as of January 1, 2005

THE RYLAND GROUP, INC.
EXECUTIVE AND DIRECTOR DEFERRED COMPENSATION PLAN II

Effective as of January 1, 2005

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS

1.1	ACCOUNT	1
1.2	BENEFICIARY	1
1.3	CLAIMAINT	1
1.4	CODE	1
1.5	COMMITTEE	1
1.6	COMPANY	1
1.7	COMPENSATION	2
1.8	COMPENSATION DEFERRAL ACCOUNT	2
1.9	COMPENSATION DEFERRAL	2
1.10	DIRECTOR	2
1.11	DISPUTE	2
1.12	EFFECTIVE DATE	2
1.13	EMPLOYEE	2
1.14	EMPLOYER	2
1.15	EMPLOYER CONTRIBUTION CREDIT ACCOUNT	2
1.16	EMPLOYER CONTRIBUTION CREDITS	2
1.17	ERISA	2
1.18	MEASUREMENT FUNDS	2
1.19	PARTICIPANT	3
1.20	PARTICIPANT ELECTION FORM	3
1.21	PLAN	3
1.22	PLAN YEAR	3
1.23	SEPARATION FROM SERVICE	3
1.24	SPECIFIED EMPLOYEE	3
1.25	TRUST	3
1.26	TRUSTEE	3
1.27	VALUATION DATE	3

ARTICLE 2
ELIGIBILITY AND PARTICIPATION

2.1	ELIGIBILITY	3
2.2	ENROLLMENT REQUIREMENTS	3
2.3	RE-EMPLOYMENT, ETC.	4
2.4	CHANGE OF STATUS	4

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ARTICLE 3
CONTRIBUTIONS AND CREDITS

3.1	EMPLOYER CONTRIBUTION CREDITS	4
3.2	PARTICIPANT COMPENSATION DEFERRALS	6
3.3	CONTRIBUTIONS TO THE TRUST	7

ARTICLE 4
ALLOCATION OF FUNDS

4.1	ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS	7
4.2	ACCOUNTING FOR DISTRIBUTIONS	9
4.3	EXPENSES	9

ARTICLE 5
ENTITLEMENT TO BENEFITS

5.1	FIXED PAYMENT DATES; SEPARATION FROM SERVICE; DISABILITY; CHANGE IN CONTROL	9
5.2	UNFORESEEABLE EMERGENCY DISTRIBUTIONS	10
5.3	DEATH	11
5.4	TRUST	11
5.5	RE-EMPLOYMENT OF RECIPIENT, ETC.	11

ARTICLE 6
DISTRIBUTION OF BENEFITS

6.1	AMOUNT	12
6.2	METHOD OF PAYMENT	12
6.3	DEATH BENEFITS	12
6.4	WITHHOLDING	13
6.5	EMPLOYER DISCRETION	13

ARTICLE 7
BENEFICIARIES; PARTICIPANT DATA

7.1	DESIGNATION OF BENEFICIARIES	13
7.2	INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES	13

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ARTICLE 8
ADMINISTRATION

8.1	ADMINISTRATIVE AUTHORITY	14
8.2	LITIGATION	15
8.3	CLAIMS PROCEDURE	15

ARTICLE 9
AMENDMENT

9.1	RIGHT TO AMEND	19
9.2	AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN	19

ARTICLE 10
TERMINATION

10.1	RIGHT TO TERMINATE OR SUSPEND PLAN	19
10.2	SUSPENSION OF DEFERRALS	19
10.3	ALLOCATION AND DISTRIBUTION	19
10.4	SUCCESSOR TO EMPLOYER	20

ARTICLE 11
THE TRUST

11.1	ESTABLISHMENT OF TRUST	20

ARTICLE 12
MISCELLANEOUS

12.1	LIMITATIONS ON LIABILITY OF EMPLOYER	20
12.2	CONSTRUCTION	20
12.3	SPENDTHRIFT PROVISION	21
12.4	LEAVE OF ABSENCE	21
12.5	LEGAL FEES	21
12.6	NONASSIGNABILITY	22
12.7	UNSECURED GENERAL CREDITOR	22
12.8	COURT ORDER	22
12.9	CODE SECTION 409A	22
12.10	UNVESTED ACCOUNT BALANCES UNDER PRIOR PLAN	22
12.11	AGGREGATION OF EMPLOYERS	23

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THE RYLAND GROUP, INC.
EXECUTIVE AND DIRECTOR DEFERRED COMPENSATION PLAN II

Effective as of January 1, 2005

RECITALS

The Ryland Group, Inc. Executive and Director Deferred Compensation Plan II (the “Plan”), is adopted by The Ryland Group, Inc., effective as of January 1, 2005.  The Plan is maintained for the benefit of certain of the Employer’s executive employees and Directors.

The purpose of the Plan is to offer participants an opportunity to elect to defer the receipt of compensation in order to provide deferred compensation benefits taxable pursuant to Code section 451, and to provide a deferred compensation vehicle to which the Employer may credit certain amounts on behalf of participants.  The Plan is intended to be a “top-hat” plan under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  The Plan is also intended to comply with the requirements of section 409A of the Code, as added by the American Jobs Creation Act of 2004, and the Treasury regulations or any other authoritative guidance issued thereunder.

Accordingly, the following Plan is adopted.

ARTICLE 1

DEFINITIONS

1.1                                 ACCOUNT means the sum of the amounts credited to a Participant’s or Beneficiary’s Plan Employer Contribution Credit Account and Compensation Deferral Account, including contribution credits and deemed income, gains and losses credited thereto, as such accounts are defined in Article 3.  A Participant’s or Beneficiary’s Account shall be determined as of the date of reference.

1.2                                 BENEFICIARY means any person or persons so designated in accordance with the provisions of Article 7.

1.3                                 CLAIMANT is defined in Section 8.3.

1.4                                 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.5                                 COMMITTEE shall mean the Committee chosen by the Company to oversee the administration of the Plan.

1.6                                 COMPANY means The Ryland Group, Inc. and its successors and assigns.

1.7                                 COMPENSATION means the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding TRG Incentive Plan, Personal Health and Services Allowance, Executive Health and Fitness, any discretionary bonus, fringe benefits, stock options, relocation expenses, non-monetary awards and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Participant’s gross income). Compensation shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.  Compensation includes for Directors who participate in the Plan retainer fees or stock awards payable in the Employer’s common stock in addition to cash payments.

1.8                                 COMPENSATION DEFERRAL ACCOUNT is defined in Section 3.2.

1.9                                 COMPENSATION DEFERRAL is defined in Section 3.2.

1.10                           DIRECTOR means a non-employee member of the Board of Directors of The Ryland Group, Inc.

1.11                           DISPUTE is defined in Section 12.5.

1.12                           EFFECTIVE DATE means the general effective date of the Plan, which shall be January 1, 2005.

1.13                           EMPLOYEE means a person who is an employee of the Employer.

1.14                           EMPLOYER means The Ryland Group, Inc. and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of The Ryland Group, Inc., or its successors or assigns, assumes the Employer’s obligations hereunder, or any other corporation or business organization which agrees, with the consent of The Ryland Group, Inc., to become a party to the Plan.

1.15                           EMPLOYER CONTRIBUTION CREDIT ACCOUNT is defined in Section 3.1.

1.16                           EMPLOYER CONTRIBUTION CREDITS is defined in Section 3.1.

1.17                           ERISA means the Employee Retirement Income Security Act of 1974.

1.18                           MEASUREMENT FUNDS is defined in Section 4.1(c).

1.19                           PARTICIPANT means any person so designated in accordance with the provisions of Article 2, including, where appropriate according to the context of the Plan, any former employee or former member of the Employer’s Board of Directors who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

1.20                           PARTICIPANT ELECTION FORM means the form or forms on which a Participant elects to defer Compensation hereunder and/or on which the Participant makes certain other designations as required thereon.

1.21                           PLAN is defined in the Recitals.

1.22                           PLAN YEAR means the 12-month period ending on December 31 of each year during which the Plan is in effect.

1.23                           SEPARATION FROM SERVICE means separation from service within the meaning of Code Section 409A.

1.24                           SPECIFIED EMPLOYEE means, with respect to a corporation any stock of which is publicly traded on an established securities market or otherwise, a key employee, as currently defined in Code Section 416(i) (without regard to paragraph (5) thereof) to mean, as of the Effective Date, an employee of the Employer who, at any time during the Plan Year, is (i) an officer of the Employer having an annual compensation greater than $135,000 for 2005 (indexed for inflation in future years); (ii) a five percent owner of the Employer; or (iii) a one percent owner of the Employer having an annual compensation from the Employer of more than $150,000.

1.25                           TRUST means the Trust established pursuant to Article 11.

1.26                           TRUSTEE means the trustee of the Trust established pursuant to Article 11.

1.27                           VALUATION DATE means the last day of each Plan Year and any other date that the Employer, in its sole discretion, designates as a Valuation Date.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1                                 ELIGIBILITY.  Participation in the Plan shall be limited to a select group of management and highly compensated Employees and/or Directors, as determined by the Company in its sole discretion.  From that group, the Company shall select, in its sole discretion, Employees and/or Directors to participate in the Plan.  In order to participate in the matching contribution feature of this Plan, an otherwise eligible Employee must make the maximum amount of salary deferrals to the Employer’s 401(k) Plan.

2.2                                 ENROLLMENT REQUIREMENTS.  As a condition to participation, each selected

Employee or Director shall complete, execute and return to the Company a Participant Election Form within 30 days after he or she is selected to participate in the Plan.  In addition, the Company shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.  Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Company, including returning all required documents to the Company within the specified time period, that Employee or Director shall commence participation in the Plan on a specified date as determined by the Company in its sole discretion.  Upon commencement of such participation, the Employee or Director shall become a Participant in the Plan.  If an Employee or Director fails to meet all such requirements within the period required, that Employee or Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Company of the required documents.

2.3                                 RE-EMPLOYMENT, ETC.  If a Participant whose employment or Director status with the Employer is terminated and that Participant is subsequently re-employed by or subsequently becomes a Director of the Employer, he or she may become a Participant in accordance with the provisions of Section 2.1 and the terms and conditions of the Plan.

2.4                                 CHANGE OF STATUS.  If the Company determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated Employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Company shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes and/or (ii) prevent the Participant from making future deferral elections.  Notwithstanding the foregoing, the Committee shall interpret this Section 2.4 in a manner that is consistent with Code Section 409A and the regulations thereunder, including without limitation guidance issued in connection with that Section.

ARTICLE 3

CONTRIBUTIONS AND CREDITS

3.1                                 EMPLOYER CONTRIBUTION CREDITS.  There shall be established and maintained a separate Employer Contribution Credit Account in the name of each Participant who is an Employee.  Such account shall be credited or debited, as applicable, with (a) amounts equal to the Employer’s Contribution Credits credited to that account, if any, and (b) any deemed earnings and losses (to the extent realized, based upon deemed fair market value of the account’s deemed assets) allocated to that account.

The Employer’s Contribution Credits attributable to a Participant who is an Employee shall consist of the following:

(i)                                     matching contribution amounts with respect to each pay period (but contributed with a frequency determined by the Employer) equal to the Participant’s Compensation Deferral amounts for that pay period, provided however that the total Employer matching contribution amounts under the Employer’s 401(k) plan and this Plan for any pay period shall not exceed six percent of the Participant’s Compensation from the Employer for that pay period; and

(ii)                                  for a particular Plan Year, any discretionary Employer contribution amounts that the Employer wishes to contribute, but is prohibited under applicable law from contributing, as discretionary Employer contribution amounts, under the Employer’s 401(k) plan.

Notwithstanding the foregoing, any matching contributions credited to a Participant’s Employer Contribution Credit Account with respect to any pay period in excess of the limit provided in paragraph (i) above, as determined by the Employer in good faith, shall be returned to the Employer.

Participants shall become vested in amounts credited to their Employer Contribution Credit Accounts pursuant to the following vesting schedule:

Years of Service	Vested Percentage
Less than 1	0%
1	33%
2	66%
3	100%

For purposes of the foregoing, each Participant employed by the Employer will be credited with one Year of Service for each 12-month period of employment with the Employer.

Notwithstanding the foregoing, a Participant will become immediately vested in amounts credited to his or her Employer Contribution Credit Account upon his or her death, his or her long-term disability (as determined by the Employer, in its discretion), his or her retirement from service to the Employer on or after age 65, or a “Change in Control” of the Company.  For this purpose, a Change in Control shall occur upon any of the following:

(i)                                     the acquisition by any person, other than the Employer or any employee benefit plan(s) of the Employer, of beneficial ownership of 20% or more of the combined voting power of Company’s then outstanding voting securities;

(ii)                                  the first purchase under a tender offer or exchange offer, other than an offer by the Employer or any employee benefit plan(s) of the Company, pursuant to which shares of common stock of the Company have been purchased;

(iii)                               during any period of two consecutive years, individuals who, at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by stockholders of the Company of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period; or

(iv)                              approval by stockholders of the Company of a merger, consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

When a Participant becomes vested in his or her Employer Contribution Credits, plus earnings thereon, the Employer shall withhold from the Participant’s salary and/or bonus that is not deferred, in a manner determined by the Employer, the Participant’s share of FICA and other employment taxes.  If necessary, the Employer may reduce the vested portion of the Participant’s Employer Contribution Credit Account to comply with this requirement.

3.2                                 PARTICIPANT COMPENSATION DEFERRALS.  In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election of Compensation for the Plan Year in which the Participant commences participation in the Plan for services yet to be performed, along with such other elections as the Company deems necessary or desirable under the Plan.  For these elections to be valid, the Participant Election Form must be completed and signed by the Participant and timely delivered to the Company as described in Section 2.2.

For each succeeding Plan Year, an irrevocable deferral of Compensation election for that Plan Year, and such other elections as the Company deems necessary or desirable under the Plan, shall be made by timely delivering to the Company, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year in which the services giving rise to the Compensation to be deferred are to be performed (or such earlier time as the Company may establish, in its sole discretion), a new Participant Election Form.  If no such Participant Election Form is timely delivered for a Plan Year, the Participant’s Compensation Deferral for that Plan Year shall be zero.

Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that certain Compensation qualifies as “performance-based compensation” under Code Section 409A.  If so, the Committee may allow participants to make a deferral election with respect to such Compensation by timely delivering an Election Form to the Committee, in accordance with its rules and procedures, no later than six months before the end of the performance service period for such Compensation.  “Performance-based compensation” shall be compensation based on services performed over a period of at least 12 months in accordance with Code Section 409A and related guidance.

For each Plan Year, the deferral of compensation shall be withheld from each regularly scheduled salary payroll in the percentage elected by the Participant.  The bonus portion of the Compensation Deferral shall be withheld at the time the bonus would otherwise be paid to the Participant.  For each Plan Year in which Compensation is deferred, the Employer shall withhold from that portion of the Participant’s salary and bonus that is not being deferred, in a manner determined by the Employer, the Participant’s share of FICA and other employment taxes on such deferral amount, together with such other withholdings for employee benefits as would the Employer otherwise withhold.  Subject to Code Section 409A, if necessary, the Employer may reduce the deferral amount in order to comply with this requirement.

There shall be established and maintained by the Employer a separate Compensation Deferral Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant’s Compensation deferrals, and (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the account’s deemed assets) attributable or allocable thereto.  The amounts deferred shall be referred to as the Compensation Deferrals.

A Participant shall at all times be 100% vested in amounts credited to his or her Compensation Deferral Account.

3.3                                 CONTRIBUTIONS TO THE TRUST.  Amounts shall be contributed by the Employer to the Trust maintained under Section 11.1 equal to the amounts required to be credited to the Participant’s Account under Sections 3.1 and 3.2.  The Employer shall make a good faith effort to contribute these amounts to the Trust as soon as is practicable after such amounts are determined.  Employer contributions to the Trust shall be made in cash or in common stock of the Employer, as determined by the Company.

ARTICLE 4

ALLOCATION OF FUNDS

4.1                                 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS.  In accordance with, and subject to, the rules and procedures that are established from time to time by the Company, in its sole discretion, amounts shall be credited or debited to a Participant’s Account in accordance with the following rules:

(a)                                  A Participant, in connection with his or her initial deferral election shall elect one or more Measurement Fund(s) (as described below) to be used to determine the additional amounts to be credited or debited to his or her Account.  A Participant may (but is not required to) elect to add or delete one or more available Measurement Fund(s) to be used to determine the additional amounts to be credited or debited to his or her Account, or to change the portion of his or her Account allocated to each previously or newly elected Measurement Fund.  A Participant may elect to make such a change by submitting a Participant Election Form, whether written or electronic (as determined by the Company from time to time and in its sole discretion), to the Company.  Any election so made and accepted by the Company shall apply as soon as is reasonably practicable following the Company’s acceptance of the election.  Any such election shall continue to apply, unless subsequently changed in accordance with this Section 4.1(a).

(b)                                 In making any election described in Section 4.1(a), the Participant shall specify on the applicable form which may be completed on-line, in increments of one percentage point, the percentage of his or her Account to be allocated to a Measurement Fund (as if the Participant were making an investment in that Measurement Fund with that portion of his or her Account).

(c)                                  A Participant may elect one or more Measurement Funds (the

“Measurement Funds”) from among those selected by the Company for the purpose of crediting or debiting additional amounts to his or her Account.  As necessary, the Company may, in its sole discretion, discontinue, substitute or add Measurement Funds.  Each such action will take effect as of the first day of the calendar month that follows by 30 days or more the day on which the Company gives Participants advance written notice of such change.  In selecting the Measurement Funds that are available from time to time, neither the Company nor any Employer shall be liable to any Participant for such selection or adding, deleting or continuing any available Measurement Fund.

(d)                                 The performance of each elected Measurement Fund (either positive or negative) will be reasonably determined by the Company.  A Participant’s Account shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant.

(e)                                  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account thereof, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account shall not be considered or construed in any manner as an actual investment of his or her Account in any such Measurement Fund.  In the event that the Company or the Trustee, in its sole discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant’s Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trustee; and the Participant shall at all times remain an unsecured creditor of the Company.

(f)                                    Notwithstanding the foregoing provisions of this Section 4.1, the Company shall retain the overriding discretion regarding the Participant’s designation of Measurement Funds under this Section 4.1.  If a Participant fails to designate any Measurement Fund under this Section 4.1, the Participant shall be deemed to have elected the money market fund, or such other fund as determined from time to time by the Company in its sole discretion.

(g)                                 The Participant shall bear full responsibility for all results associated with his or her selection of Measurement Funds under this Section 4.1, and the Employer shall have no responsibility or liability with respect to the Participant’s selection of such Measurement Funds.  Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant’s Account hereunder.

(h)                                 Notwithstanding any contrary provision of the Plan, Participants shall not have the right to direct the deferral of Director retainer fees or awards that otherwise would have been payable in Employer common stock.  Rather, such deferrals shall initially be deemed to be invested in the common stock of the Employer.  Once deferred, the Participant may thereafter elect to have some or all of such deferral amounts, plus earnings thereon, reallocated to one or more of the non-Employer common stock Measurement Funds available under the Plan; provided, however, that the Employer may impose such restrictions on such transfers as the Employer deems necessary or advisable in order to comply with federal or state securities laws (including, but not limited to, Rule 16b-3 of the Securities Exchange Act of 1934, as amended).  Any Participant subject to such restrictions shall be notified by the Employer.  Once a Participant has transferred an amount out of the Employer common stock Measurement Fund, he or she may not subsequently reallocate into that Measurement Fund.

(i)                                     Each reference in this Article to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

4.2                                 ACCOUNTING FOR DISTRIBUTIONS.  As of the date of any distribution hereunder, the distribution made hereunder to the Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant’s Account.

4.3                                 EXPENSES.  Expenses, including Trustee fees, allocable to the administration or operation of an Account maintained under the Plan shall be paid by the Employer unless, in the discretion of the Employer, the Employer elects to charge such expenses, or any portion thereof, against the appropriate Participant’s Account or Participants’ Accounts.

ARTICLE 5

ENTITLEMENT TO BENEFITS

5.1                                 FIXED PAYMENT DATES; SEPARATION FROM SERVICE; DISABILITY; CHANGE IN CONTROL.  The Participant’s vested Account will be valued and paid according to the provisions of Article 6 on the payment date elected by a Participant at the time of initial deferral (or as otherwise required by Code section 409A).

The Participant may elect to receive payment of his or her vested Account at Separation from Service with the Employer, upon a fixed payment date, or at the earlier of (or later of) a fixed payment date, Separation from Service, Disability, and/or Change of Control of the Employer.  In any case, the extension and non-acceleration rules discussed in this Plan shall apply to such timing of payment elections.

The “fixed payment date” elected by a Participant must be a date no earlier than the January 1 of the third calendar year after the calendar year in which the initial election is made (or if applicable, the January 1 of the third calendar year in which a new election is made after the Participant has received a distribution of his or her previously vested Account).

If a Participant fails to designate properly the timing of payment of the Account, the vested Account shall be distributed, or commence to be distributed, as provided in Article 6, at the Participant’s Separation from Service with the Employer.

The Participant may elect to delay a payment, on a continual basis, so long as any election to delay the payment is made by the Participant at least twelve (12) months prior to the date on which the distribution is to be made and, in the case of payment upon Separation from Service, a fixed

payment date or Change of Control, such delay is at least five (5) full calendar years in length.   A distribution date may not be accelerated.

Notwithstanding the preceding, to the extent permitted under Code section 409A and by the Employer, the Participant may elect the timing of distributions during 2005, 2006 or 2007 (except that (i) a Participant cannot in 2006 change payment elections with respect to payments that the Participant would otherwise receive in 2006, or in 2006 make an election that causes post-2006 scheduled payments to be made in 2006, and (ii) a Participant cannot in 2007 change payment elections with respect to payments that the Participant would otherwise receive in 2007, or in 2007 make an election that causes post-2007 scheduled payments to be made in 2007), and such election shall not be treated as a change in the form and timing of payment or an acceleration of payment.

Notwithstanding the foregoing, if and when the Employer becomes a corporation whose stock is publicly traded on an established securities market or otherwise, any Participant who is a Specified Employee and elects to receive distribution upon Separation from Service shall not be entitled to receive a distribution of the Account (or, in the case of installments, distributions from the Account may not commence) under this Section prior to the date which is at least six (6) months after the date or his or her Separation from Service (or, if earlier, his or her death).

For purposes of this Section, a “Separation from Service” means separation from service within the meaning of Code section 409A, including the termination of Board membership with respect to a Participant who is a Board member.

For purposes of this Section, a “Change of Control” means a change of control of the Company within the meaning of Code section 409A.

For purposes of this Section, a “Disability” means a period during which a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer, or (iii) is determined to be totally disabled by the Social Security Administration.

5.2                                 UNFORESEEABLE EMERGENCY DISTRIBUTIONS.  In the event the Participant incurs an unforeseeable emergency, as defined below, the Participant may apply to the Employer for the distribution of all or any part of his or her vested Account. The Employer shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested, or to refuse to allow any distribution; provided, however, that such distribution shall be permitted solely to the extent permitted under Code section 409A.  Upon a finding of an unforeseeable emergency, the Employer shall make the appropriate distribution to the Participant from amounts held by the Employer in respect of the Participant’s vested Account. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant’s vested Account or the amount determined by the Employer to be necessary to satisfy the unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of assets would not itself cause severe financial hardship), or by cessation of Compensation Deferrals under this Plan.

“Unforeseeable emergency” means (a) a severe financial hardship to the Participant or Beneficiary resulting from an illness or accident of the Participant or Beneficiary, the Participant’s or Beneficiary’s spouse or a dependent (as defined in Code section 152(a)) of the Participant or Beneficiary, (b) loss of the Participant’s or Beneficiary’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary, each as determined to exist by the Employer.  A distribution may be made under this Section only with the consent of the Employer.

5.3                                 DEATH.  Upon the Participant’s death, the Participant’s vested Account shall be valued and paid to the Participant’s Beneficiary(ies) as provided in Article 6.

5.4                                 TRUST.  The Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.  The Trustee of the Trust shall be authorized, upon written instructions received from the Company or investment manager appointed by the Company, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement.  A Participant shall have no preferred claim on, or any beneficial interest in, any assets of the Trust.  Any assets held by the Trust shall be subject to the claims of general creditors of the Employer in the event of the Employer’s “insolvency” (i.e., the Employer is unable to pay its debts as they become due or is subject to a pending proceeding as a debtor under the United States Bankruptcy Code).  If the Trust pays all or some of the Employer’s obligations to a Participant under the terms of this Plan, such payment shall be treated as a payment by the Employer for purposes of this Plan.

5.5                                 RE-EMPLOYMENT OF RECIPIENT, ETC.  If a Participant receiving installment distributions pursuant to Section 6.2 is re-employed by the Employer (or becomes a member of the Company’s Board of Directors), the remaining distribution(s) due to the Participant shall be suspended until such time as the Participant (or his or her Beneficiary) once again becomes eligible for benefits under Section 5.1 or Section 5.2, at which time such distribution(s) shall commence, subject to the limitations and conditions contained in this Plan.  Notwithstanding the foregoing, the Committee shall interpret this Section 5.4 in a manner that is consistent with Code Section 409A and the regulations thereunder, including without limitation guidance issued in connection with that Section.

ARTICLE 6

DISTRIBUTION OF BENEFITS

6.1                                 AMOUNT.  A Participant (or his or her Beneficiary) shall become entitled to receive, on the date determined in accordance with Article 5, a distribution in an aggregate amount equal to the Participant’s vested Account.

6.2                                 METHOD OF PAYMENT.

(a)                                  Form of Payment.  Payments under the Plan shall be made in cash, except that the portion of a Director’s Account that is hypothetically invested in Employer common stock shall be paid in the form of Employer common stock (except as otherwise permitted by the Company).

(b)                                 Timing and Manner of Payment.  In the case of distributions to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Section 5.1, an aggregate amount equal to the Participant’s vested Account will be paid, as provided in Section 6.1, in a lump sum or in annual installments, not less than two nor greater than 15 using the Fractional Payment Method, as selected by the Participant at the time of initial deferral.  “Fractional Payment Method” means annual installment payments over the number of years selected by the Participant in accordance with this Plan, calculated as follows: the vested Account of the Participant shall be calculated each year as of the applicable Valuation Date.  The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant.  By way of example, if the Participant elects 10 years, the first payment shall be 1/10 of the vested Account.  For the following year, the payment shall be 1/9 of the vested Account.

If a Participant fails to designate properly the manner of payment of the Participant’s benefit under the Plan, such payment will be in a lump sum.  If the whole or any part of a payment hereunder is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Section 4.1 under such procedures as the Employer may establish.

A participant may elect to change the method of payment elected (or deemed elected) so long as any election to change the form of payment is made by the Participant at least twelve (12) months prior to the date on which the distribution is to be made (or commence) and, in the case of payment upon Separation from Service, a fixed payment date or Change of Control, the payment date (or commencement of payments) is delayed for at least five (5) full calendar years..

Notwithstanding the preceding, to the extent permitted under Code section 409A and by the Employer, the Participant may elect the form of distributions during 2005, 2006 or 2007 (except that (i) a Participant cannot in 2006 change payment elections with respect to payments that the Participant would otherwise receive in 2006, or in 2006 make an election that causes post-2006 scheduled payments to be made in 2006 or (ii) a Participant cannot in 2007 change payment elections with respect to payments that the Participant would otherwise receive in 2007, or in 2007 make an election that causes post-2007 scheduled payments to be made in 2007), and such election shall not be treated as a change in the form and timing of payment or an acceleration of payment.

6.3                                 DEATH BENEFITS.  If a Participant dies before receiving the entire value of his or her vested Account, the remaining unpaid portion of his or her vested Account shall be paid in a lump sum to the person or persons designated in accordance with Section 7.1.  Notwithstanding the foregoing, the Committee shall interpret this Section 6.3 in a manner that is consistent with Code Section 409A and the regulations thereunder, including without limitation guidance issued in connection with that Section.

6.4                                 WITHHOLDING.  The Employer, or the Trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer, or the Trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in good faith in the sole discretion of the Employer and the Trustee of the Trust.  All distributions under the Plan are subject to any applicable tax withholding, as determined by the Employer in its discretion.

6.5                                 EMPLOYER DISCRETION.  Notwithstanding anything in the Plan to the contrary, no change submitted on a Participant Election Form shall be accepted by the Employer, and the Employer shall deny any change made on a Participant Election Form, if the Employer determines that the change violates the requirements under Code section 409A.

The Employer, in its discretion, may accelerate distributions under the Plan to the extent permitted under Code section 409A (e.g., payments necessary to comply with a domestic relations order, payments necessary to comply with certain conflict of interest rules, and certain de minimis payments related to the participant’s termination of his or her interest in the plan).

ARTICLE 7

BENEFICIARIES; PARTICIPANT DATA

7.1                                 DESIGNATION OF BENEFICIARIES.  Each Participant may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant’s lifetime.

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant’s spouse, if then living, but otherwise to the Participant’s then living descendants, if any, per stirpes, but, if none, to the Participant’s estate.  In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator.

If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Participant’s estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

7.2                                 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES.  Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan.  The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address.  If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Employer may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Employer determines.  If the location of none of the foregoing persons can be determined within five years after the initial benefit payment would otherwise be due, the Employer shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

ARTICLE 8

ADMINISTRATION

8.1                                 ADMINISTRATIVE AUTHORITY.  Except as otherwise specifically provided herein, the Company, acting through the Committee, or the designee or designees thereof, shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

(a)                                  Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

(b)                                 Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

(c)                                  Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(d)                                 Make determinations with respect to the eligibility of any Employee or Director as a Participant and make determinations concerning the crediting of Plan Accounts.

(e)                                  Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Company shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such persons or firms.  The Company shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities.  Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Company.  Further, the Company may authorize one or more persons to execute any certificate or document on behalf of the Company, in which event any person notified by the Company of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Company until such notified person shall have been notified of the revocation of such authority.

(f)                                    Interpret this Plan in accordance with Code Section 409A.

8.2                                 LITIGATION.  Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

8.3                                 CLAIMS PROCEDURE.  This Section 8.3 is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at 29 C.F.R. section 2560.503-1.  If any provision of this Section conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

(a)                                  Initial Claim.  A Participant or Beneficiary who believes he or she is entitled to any Benefit (a “Claimant”) under this Plan may file a claim with the administrator under this Article 9 (the “Plan Administrator”).  The Plan Administrator will review the claim itself or appoint another individual or entity to review the claim.

(i)                                     Benefit Claims that do not Require a Determination of Disability.  In the claim is for a benefit other than a disability benefit, the Claimant will be notified within ninety days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Plan Administrator or appointee of the Plan Administrator before the end of the ninety day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is one hundred eighty days after the day the claim is filed.

(ii)                                  Disability Benefit Claims.  In the case of a benefits claim that requires a determination by the Plan Administrator of a Participant’s disability status, the Plan

Administrator will notify the Claimant of the Plan’s adverse benefit determination within a reasonable period of time, but not later than forty-five days after receipt of the claim.  If, due to matters beyond the control of the Plan, the Plan Administrator needs additional time to process a claim, the Claimant will be notified, within forty-five days after the Plan Administrator receives the claim, of those circumstances and of when the Plan Administrator expects to make its decision but not beyond seventy-five days.  If, prior to the end of the extension period, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to one hundred five days, provided that the Plan Administrator notifies the Claimant of the circumstances requiring the extension and the date as of which the Plan expects to render a decision.  The extension notice will specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant will be afforded at least forty-five days within which to provide the specified information.

(iii)                               Manner and Content of Denial of Initial Claims.  If the Plan Administrator denies a claim, it must provide to the Claimant, in writing or by electronic communication:

(A)                              The specific reasons for the denial;

(B)                                A reference to the Plan provision or insurance contract provision upon which the denial is based;

(C)                                A description of any additional information or material that the Claimant must provide in order to perfect the claim;

(D)                               An explanation of why such additional material or information is necessary;

(E)                                 Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

(F)                                 A statement of the participant’s right to bring a civil action under ERISA section 502(a) following a denial on review of the initial denial.

In addition, in the case of a denial of disability benefits on the basis of the Plan Administrator’s independent determination of the Participant’s disability status, the Plan Administrator will provide a copy of any rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination (or a statement that the same will be provided upon request by the Claimant and without charge).

(b)                                 Review Procedures.

(i)                                     Benefit Claims that do not Require a Determination of Disability.  Except for claims requiring an independent determination of a Participant’s disability status, a request for review of a denied claim must be made in writing to the Plan Administrator within sixty days after receiving notice of denial.  The decision upon review will be made within sixty days after the Plan Administrator’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty days after receipt of a request for review.  A notice of such an extension must be provided to the Claimant within the initial sixty day period and must explain the special circumstances and provide an expected date of decision.

The reviewer will afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Plan Administrator.  The reviewer will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

(ii)                                  Disability Benefit Claims.  In addition to having the right to review documents and submit comments as described in (i) above, a Claimant whose claim for disability benefits requires an independent determination by the Plan Administrator of the Participant’s disability status has at least one hundred eighty days following receipt of a notification of an adverse benefit determination within which to request a review of the initial determination.  In such cases, the review will meet the following requirements:

(A)                              The Plan will provide a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Plan who did not make the initial determination that is the subject of the appeal, nor is a subordinate of the individual who made the determination.

(B)                                The appropriate named fiduciary of the Plan will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment before making a decision on review of any adverse initial determination based in whole or in part on a medical judgment.  The professional engaged for purposes of a consultation in the preceding sentence will not be an individual who was consulted in connection with the initial determination that is the subject of the appeal or the subordinate of any such individual.

(C)                                The Plan will identify to the Claimant the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the review, without regard to whether the advice was relied upon in making the benefit review determination.

(D)                               The decision on review will be made within forty-five days after the Plan Administrator’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than ninety days after receipt of a request for review.  A notice of such an extension must be provided to the

Claimant within the initial forty-five day period and must explain the special circumstances and provide an expected date of decision.

(iii)                               Manner and Content of Notice of Decision on Review.  Upon completion of its review of an adverse initial claim determination, the Plan Administrator will give the Claimant, in writing or by electronic notification, a notice containing:

(A)                              its decision;

(B)                                the specific reasons for the decision;

(C)                                the relevant Plan provisions or insurance contract provisions on which its decision is based;

(D)                               a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan’s files which is relevant to the Claimant’s claim for benefits;

(E)                                 a statement describing the Claimant’s right to bring an action for judicial review under ERISA section 502(a); and

(F)                                 if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

(c)                                  Calculation of Time Periods.  For purposes of the time periods specified in this Section, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim.  If a period of time is extended due to a Claimant’s failure to submit all information necessary, the period for making the determination will be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

(d)                                 Failure of Plan to Follow Procedures.  If the Plan fails to follow the claims procedures required by this Section, a Claimant will be deemed to have exhausted the administrative remedies available under the Plan and will be entitled to pursue any available remedy under ERISA section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.

(e)                                  Failure of Claimant to Follow Procedures.  A Claimant’s compliance with the foregoing provisions of this Section 8.3 is a mandatory prerequisite to the Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.

ARTICLE 9

AMENDMENT

9.1                                 RIGHT TO AMEND.  The Company, by written instrument executed by a duly authorized representative of the Company, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

9.2                                 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN.  Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Company at any time, retroactively if required in the opinion of the Company, in order to ensure that the Plan is characterized as a “top-hat” plan as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1) to conform with the Plan to the requirements of Code Section 409A, and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code).  No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

ARTICLE 10

TERMINATION

10.1                           RIGHT TO TERMINATE OR SUSPEND PLAN.  The Company reserves the right to terminate the Plan and/or the Employer’s obligation to make further credits to Plan Accounts.  The Company also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time.

10.2                           SUSPENSION OF DEFERRALS.  In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Compensation Deferrals and Employer Contribution Credits, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles 5 and 6.

10.3                           ALLOCATION AND DISTRIBUTION.  This Section 10.3 shall become operative on a complete termination of the Plan.  The provisions of this Section 10.3 also shall become operative in the event of a partial termination of the Plan, as determined by the Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable.  Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them in accordance with Articles 5 and 6.  Notwithstanding the foregoing, the Committee shall interpret this Section 10.3 in a manner that is consistent with Code Section 409A and the regulations thereunder, including without limitation guidance issued in connection with that Section.

Notwithstanding anything in the Plan to the contrary, the Company, in its discretion, reserves the right, by action of the Board, to terminate the Plan and distribute to Participants their vested Account balances as permitted in accordance with the Code (e.g., Prop. Reg. 1.409A-3(h)(2)(viii)).

10.4                           SUCCESSOR TO EMPLOYER.  Any corporation or other business organization which is a successor to the Employer by reason of a consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity’s board of directors or other appropriate governing body.

ARTICLE 11

THE TRUST

11.1                           ESTABLISHMENT OF TRUST.  The Employer shall establish the Trust with the Trustee pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustee.  The Trust is intended to be treated as a “grantor” trust under the Code and the establishment of the Trust is not intended to cause the Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

ARTICLE 12

MISCELLANEOUS

12.1                           LIMITATIONS ON LIABILITY OF EMPLOYER.  Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employer thereof except as provided by law or by any Plan provision.  The Employer does not in any way guarantee any Participant’s Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason.  In no event shall the Employer, or any successor, employee, officer, director or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

12.2                           CONSTRUCTION.  If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.  For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular.  Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan.  The laws of the State of Maryland shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States.  Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

12.3                           SPENDTHRIFT PROVISION.  No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

In the event that any Participant’s or Beneficiary’s benefits hereunder are garnished or attached by order of any court, the Employer or Trustee may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan.  During the pendency of said action, any benefits that become payable shall be held as credits to the Participant’s or Beneficiary’s Account or, if the Employer or Trustee prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action. Notwithstanding the foregoing, the Committee shall interpret this Section 12.3 in a manner that is consistent with Code Section 409A and the regulations thereunder, including without limitation guidance issued in connection with that Section.

12.4                           LEAVE OF ABSENCE.  If a Participant is authorized by the Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and his or her elected annual deferral amount shall continue to be withheld during such paid leave of absence.  If a Participant is authorized by the Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the Participant returns to a paid employment status.  Upon such return, deferrals shall resume for the remaining portion of the Plan Year in which the return occurs, based on the deferral election, if any, made for that Plan Year.  If no election was made for that Plan Year, no deferral shall be withheld.  Notwithstanding the forgoing, the Committee shall interpret this Section 12.4 in a manner that is consistent with Code Section 409A and the regulations thereunder, including without limitation, guidance issued in connection with that Section.

12.5                           LEGAL FEES.  If, following a Change in Control of the Company, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided (collectively, the “Dispute”), then the Company and the Participant’s Employer shall pay, if the Participant prevails in the Dispute, the Participant’s reasonable legal fees and court costs actually incurred by the Participant in the initiation or defense of the Dispute, whether by or against the Company or the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto.

12.6                           NONASSIGNABILITY.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

12.7                           UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer.  For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer.  An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

12.8                           COURT ORDER. The Employer is authorized to make any payments directed by court order in any action in which the Plan or the Employer has been named as a party.  In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Employer, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.  Notwithstanding the foregoing, the Committee shall interpret this Section 12.8 in a manner that is consistent with Code Section 409A and the regulations thereunder, including without limitation guidance issued in connection with that Section.

12.9                           CODE SECTION 409A.   It is intended that the Plan comply with Code Sections 409A(a)(1) to (4) and (b)(1) to (2). The Plan shall be administered and interpreted in a manner consistent with those foregoing sections.  Should any provision of this Plan not comply with the provisions of Code Section 409A listed above, that provision shall have no affect on the remaining parts of this Plan and this Plan shall be construed and enforced as if such provision had never been inserted herein.

12.10                     UNVESTED ACCOUNT BALANCES UNDER PRIOR PLAN.   If a Participant participated in the Executive and Director Deferred Compensation Plan, as amended and restated as of January 1, 2003, and all or a part of the Participant’s account balance under that plan was unvested as of January 1, 2005, that unvested balance will be transferred to this Plan in accordance with Code Section 409A and the regulations thereunder, and such balance shall be administered in accordance with the provisions of this Plan, provided, however, that the vesting of that balance shall be based on the applicable vesting schedule(s) under the Executive and Director Deferred Compensation Plan, which are incorporated herein by reference.

12.11                     AGGREGATION OF EMPLOYERS.  To the extent required under Code section 409A, if the Employer is a member of a controlled group of corporations or a group of trades or business under common control (as described in Code sections 414(b) or (c)), all members of the group shall be treated as a single Employer for purposes of whether there has occurred a Separation from Service and for any other purposes under the Plan as Section 409A shall require.

IN WITNESS WHEREOF, the Employer has caused this Plan to be executed and effective as of the 1st day of January, 2005.

ATTEST		THE RYLAND GROUP, INC.

/s/ Valerie S. Zook		By:	/s/ Robert J. Cunnion, III
Name:	Valerie S. Zook	Name:	Robert J. Cunnion, III
Title:	Vice President, Compensation and Benefits	Title:	Senior Vice President, Human Resources

		Date:	December 6, 2006